EXHIBIT 99.1

CROWN MEDIA HOLDINGS ANNOUNCES OPERATING RESULTS

FOR SECOND QUARTER OF 2013

STUDIO CITY, CA — July 31, 2013 - Crown Media Holdings, Inc. (NASDAQ:CRWN) today reported its operating results for the three and six months ended June 30, 2013.

Operating Highlights

•                  Strong Operating and Financial Results. Adjusted EBITDA for the quarter ended June 30, 2013, increased 11% over the prior year quarter to $38.7 million on the strength of Hallmark Movie Channel revenue increases and a 6% decrease in programming costs.

•                  2013/2014 Upfront Negotiations Are Complete. A demand for family-friendly programming bolstered by our recent entry into the original scripted primetime series arena gave Crown Media a unique position in the marketplace, resulting in revenue growth for both Hallmark Channel and Hallmark Movie Channel. CPM growth remained consistent with the overall cable marketplace, growing by low-mid single digits.

•                  Scatter Marketplace Remains Robust. Total Crown Media advertising sales revenue increased by 7% in Second Quarter and scatter volume grew by 39% over the same period compared to a year ago. While scatter pricing is slightly down versus last year, current scatter CPMs are up 26% on Hallmark Channel and up 20% on Hallmark Movie Channel versus Upfront.

•                  “Debbie Macomber’s Cedar Cove” Launches with Stellar Ratings and Social Media Dominance. Hallmark Channel’s first original scripted primetime series, “Debbie Macomber’s Cedar Cove”, kicked off July 20 securing a 2.4 household rating with over 3.8 million unduplicated viewers. The pilot ranked as the #3-rated drama premiere on cable among households this summer to-date as well as the #1-rated ad-supported cable movie of the week and day. In addition to watching the show, viewers took social media chatter by storm, making the world premiere of “Cedar Cove” the most buzzed about primetime television program overall and #2 cable program on social media according to Trendrr Research for Saturday.

•                  Hallmark Movie Channel Has a Banner Second Quarter. The network marked its highest-rated quarter in network history for total day and prime time among household delivery, registering increases of 35% in total day and 37% in primetime household delivery compared to the Second Quarter 2012 average. Hallmark Movie Channel is also pacing ahead of the competition, with its household delivery growth marking the largest year-to-year increase among all mid-sized ad-supported cable networks and the third largest increase of all 100 Nielsen measured ad-supported cable networks.

“Crown Media closed out a strong Second Quarter with an 11% increase to our EBITDA and solid revenue growth for Hallmark Channel and Hallmark Movie Channel in our Upfront negotiations,” said Bill Abbott President and CEO, Crown Media Family Networks. “In addition viewers are connecting with our brand and both networks like never before: Hallmark Movie Channel continues to see record breaking ratings and we recently launched “Debbie Macomber’s Cedar Cove”, Hallmark Channel’s first original scripted series in primetime, to stellar ratings, demonstrating there is a real appetite for wholesome episodic programming on the network. The success we have seen over the first two quarters sets us up nicely to build momentum in Third Quarter, through the rest of 2013, and well into the future.”

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

For the second quarter of 2013 Crown Media reported revenue of $89.5 million, a 3% increase from $86.7 million in the second quarter of 2012. Advertising revenue increased 3% to $68.7 million from $66.5 million in the second quarter of 2012 due to Hallmark Movie Channel distribution and audience growth. Subscriber fee revenue increased 4% to $20.6 million from $19.9 million in the second quarter of 2012 due to contractual rate increases.

For the six months ended June 30, 2013, Crown Media reported revenue of $175.0 million, a 3% increase from $170.5 million for the six months ended June 30, 2012. Advertising revenue increased 3% to $133.9 million from $130.4 million for the six months ended June 30, 2012 due to Hallmark Movie Channel distribution and audience growth. Subscriber fee revenue increased 3% to $40.7 million from $39.7 million during the six months ended June 30, 2012, due to contractual rate increases.

For the second quarter of 2013, cost of services decreased 5% to $36.2 million from $38.2 million during the same quarter of 2012.  Programming costs decreased 6% due to the expiration of a number of programming license agreements and the end of “The Martha Stewart Show” agreement.

For the six months ended June 30, 2013, cost of services decreased 6% to $71.2 million from $75.4 million during the same period of 2012. Programming costs decreased 7% period over period from $68.7 million to $64.0 million.

Selling, general and administrative expense (including depreciation and amortization expense) increased 6% to $15.6 million for the second quarter of 2013 from $14.6 million during the same quarter of 2012 due to increases in employee and research costs.

Selling, general and administrative expense (including depreciation and amortization expense) increased 6% to $31.0 million for the six months ended June 30, 2013, from $29.3 million during the same period of 2012 due to increases in employee and research costs, as well as a $0.3 million increase in third party costs directly expensed in conjunction with the amendment of the Company’s credit agreement in March 2013.

Marketing expense increased 43% during second quarter of 2013 versus the second quarter of 2012 due to the marketing and promotion to publicize the debut of the series Cedar Cove. Marketing expense increased 37% during the six months ended June 30, 2013, versus the six months ended June 30, 2012, due to the marketing and promotion to publicize the success of the Holiday season, Hallmark Movie Channel attaining 50 million subscribers and the series Cedar Cove.

Interest expense decreased $1.0 million for the second quarter of 2013, as compared to the same quarter of 2012 due to an amendment to the Company’s credit facility that reduced the minimum rate on LIBOR borrowings under the term loan from 5.75% to 4.00% and a $17.4 million principal payment made in March 2013. Interest expense on the term loan was $2.9 million and $2.0 million for the quarters ended June 30, 2012 and 2013, respectively.

Interest expense decreased $1.4 million for the six months ended June 30, 2013, as compared to the same period of 2012. Interest expense on the term loan was $6.2 million and $4.9 million for the six months ended June 30, 2012 and 2013, respectively.

Provision for income tax of $9.7 million and $8.3 million reflect corresponding effective tax rates of 37.0% and 38.0% for the quarters ended June 30, 2013 and 2012, respectively. Provision for income tax of $18.3 million and $15.6 million reflect corresponding effective tax rates of 37.1% and 37.7% for the six months ended June 30, 2013 and 2012, respectively.

Adjusted EBITDA was $38.7 million for the second quarter of 2013 compared to $35.0 million for the same period last year. Cash provided by operating activities totaled $27.5 million for the second quarter of 2013 compared to $12.8 million for the same period last year. The net income to common shareholders for the quarter ended June 30, 2013, totaled $16.5 million, or $0.05 per share, compared to $13.5 million, or $0.04 per share, in the second quarter of 2012.

Adjusted EBITDA was $74.9 million for the six months ended June 30, 2013 compared to $67.9 million for the same period last year. Cash provided by operating activities totaled $21.5 million for the six months ended June 30, 2013, compared to $8.0 million for the same period last year. The net income to common shareholders for the six months ended June 30, 2013, totaled $31.0 million, or $0.09 per share, compared to $25.7 million, or $0.07 per share, in the six months ended June 30, 2012.

Conference Call and Webcast to be Held Wednesday, July 31st, at 11:00 a.m. ET

Crown Media Holdings’ management will conduct a conference call today at 11:00 a.m., Eastern Time to discuss the results of the three and six months ended June 30, 2013. Investors and interested parties may listen to the call via a live webcast accessible on the Company’s investor relations page, http://ir.crownmedia.net/, or by dialing (877) 307-0246 (Domestic) or (224) 357-2394 (International) and using the conference number 10047520. For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start of the call. The webcast will be archived on the site, and a telephone replay of the call will be available for 7 days following the call beginning at 1:00 p.m. Eastern Time on Wednesday, July 31st, at (855) 859-2056 (Domestic) or (404) 537-3406 (International), using the conference number 10047520.

About Crown Media Holdings

Crown Media Holdings, Inc. is the corporate parent for the portfolio of cable networks and related businesses under Crown Media Family Networks. The company currently operates and distributes Hallmark Channel in both high definition (HD) and standard definition (SD) to 87 million subscribers in the U.S. Hallmark Channel is the nation’s leading network in providing quality family programming with an ambitious slate of original TV movies and specials, general entertainment, and an array of home and lifestyle content. Hallmark Channel’s sibling network, Hallmark Movie Channel, is available in over 50 million homes in HD and SD. One of America’s fastest-growing cable networks, Hallmark Movie Channel provides family-friendly original movies with a mix of original films, classic theatrical releases, and presentations from the acclaimed Hallmark Hall of Fame library. In addition, Crown Media Family Networks includes the online offerings of HallmarkChannel.com and HallmarkMovieChannel.com.

# # #

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA. Our calculation of Adjusted EBITDA adds back non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, and other non-cash expenses.

For this purpose, restricted stock unit compensation and long term incentive plan expense are treated as non-cash items, although they may result in cash payments during subsequent periods. See “Selected Unaudited Financial Information” below for a reconciliation to GAAP net income. Management views Adjusted EBITDA as a critical measure of our operating performance and monitors this measure closely. We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company.

We also believe that an Adjusted EBITDA provides an indication of the Company’s ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities because our calculation was based upon the definition in a bank credit agreement.

For additional information, please contact:

Investors and Press

Crown Media Family Networks

Annie Howell, 212.445.6690

anniehowell@crownmedia.com

Crown Media Holdings, Inc.

Unaudited Consolidated Income Statement Information

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Advertising	$67,647	$65,482	$131,836	$128,468
Advertising by Hallmark Cards	1,059	1,035	2,112	1,911
Subscriber fees	20,597	19,860	40,746	39,658
Other revenue	172	363	341	477
Total revenue, net	89,475	86,740	175,035	170,514
Cost of services:
Non-affiliate programming	31,411	33,809	62,260	67,256
Hallmark Cards affiliate programming	918	729	1,761	1,417
Amortization of capital lease	289	290	578	579
Other cost of services	3,561	3,378	6,594	6,158
Total cost of services	36,179	38,206	71,193	75,410
Selling, general and administrative expense	15,131	14,269	30,138	28,624
Marketing expense	1,054	739	1,693	1,239
Depreciation and amortization expense	431	348	844	696
Income from operations before interest and income tax expense	36,680	33,178	71,167	64,545
Interest expense	(10,450)	(11,431)	(21,798)	(23,204)
Income from operations before income tax expense	26,230	21,747	49,369	41,341
Income tax expense	(9,714)	(8,274)	(18,320)	(15,598)
Net income and comprehensive income	$16,516	$13,473	$31,049	$25,743
Net income per share — basic	$0.05	$0.04	$0.09	$0.07
Net income per share — diluted	$0.05	$0.04	$0.09	$0.07
Weighted average number of common shares outstanding	359,676	359,676	359,676	359,676

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of June 30,	As of December 31,
	2013	2012

ASSETS

Cash and cash equivalents	$44,432	$43,705
Accounts receivable, less allowance for doubtful accounts of $512 and $245, respectively	84,945	92,062
Programming rights	70,259	85,946
Prepaid programming rights	33,478	13,820
Deferred tax asset, net	34,200	34,200
Prepaid and other assets	2,410	2,326
Total current assets	269,724	272,059
Programming rights	180,626	174,971
Prepaid programming rights	7,746	13,748
Property and equipment, net	10,225	10,455
Deferred tax asset, net	208,117	225,149
Debt issuance costs, net	10,838	10,421
Other assets	3,637	3,826
Goodwill	314,033	314,033
Total assets	$1,004,946	$1,024,662

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$16,102	$25,801
Audience deficiency reserve liability	8,700	5,679
Programming rights payable	88,746	112,503
Payables to Hallmark Cards affiliates	760	1,239
Interest payable	14,495	14,468
Current maturities of long-term debt	1,720	19,600
Total current liabilities	130,523	179,290
Accrued liabilities	15,164	15,852
Programming rights payable	28,993	30,121
Long-term debt, net of current maturities	467,858	468,040
Total liabilities	642,538	693,303

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Class A common stock, $.01 par value; 500,000,000 shares authorized; 359,675,936 shares issued and outstanding as of both June 30, 2013, and December 31, 2012	3,597	3,597
Paid-in capital	2,062,751	2,062,751
Accumulated deficit	(1,703,940)	(1,734,989)
Total stockholders’ equity	362,408	331,359
Total liabilities and stockholders’ equity	$1,004,946	$1,024,662

Crown Media Holdings, Inc.

Selected Unaudited Financial Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$16,516	$13,473	$31,049	$25,743
Promotion and placement expense	262	323	525	651
Depreciation and amortization	720	638	1,422	1,275
Interest expense	10,450	11,431	21,798	23,204
Income tax expense	9,714	8,274	18,320	15,598
Long term incentive plan expense	966	739	1,703	1,300
Restricted stock unit compensation	78	84	124	155
Adjusted earnings before interest, taxes, depreciation and amortization	$38,706	$34,962	$74,941	$67,926

Programming and other amortization	32,784	32,435	64,870	63,617
Provision for allowance for doubtful account	245	8	290	28
Changes in operating assets and liabilities:
Change to programming rights	(16,819)	(16,377)	(53,989)	(44,927)
Change to prepaid programming rights	(6,481)	(6,953)	(13,656)	(19,844)
Change in programming rights payable	(16,521)	(17,409)	(24,186)	(21,668)
Interest paid	(2,022)	(3,052)	(20,797)	(25,007)
Changes in other operating assets and liabilities, net of adjustments above	(2,374)	(10,843)	(5,931)	(12,174)
Net cash provided by operating activities	$27,518	$12,771	$21,542	$7,951

Crown Media Holdings, Inc.

Selected Unaudited Cash Flow Statement Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net cash provided by operating activities	$27,518	$12,771	$21,542	$7,951
Net cash used in investing activities	(605)	(236)	(856)	(328)
Net cash used in financing activities	(750)	(816)	(19,959)	(19,126)
Net increase (decrease) in cash and cash equivalents	26,163	11,719	727	(11,503)
Cash and cash equivalents, beginning of period	18,269	11,959	43,705	35,181
Cash and cash equivalents, end of period	$44,432	$23,678	$44,432	$23,678